UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
6901 Glenn Highway, Cambridge, Ohio 43725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.Entry into a Material Definitive Agreement
SIGNATURES
Item 1.01. Entry into a Material Definitive Agreement.
          Advantage Bank (“Advantage”), a wholly-owned subsidiary of Camco Financial Corporation (“Camco”), entered into a consent agreement with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Ohio, Division of Financial Institutions (“Ohio Division”) that provided for the issuance of an order by the FDIC and the Ohio Division, which order was executed by the FDIC and Ohio Division on July 31, 2009 (the “Bank Agreement”). In addition, Camco entered into a Written Agreement (the “Camco Agreement”) with the Federal Reserve Bank of Cleveland (“Federal Reserve”) on August 5, 2009.
          The Camco Agreement requires Camco to obtain Federal Reserve approval prior to: (i) declaring or paying any dividends; (ii) receiving dividends or any other form of payment representing a reduction in capital from Advantage; (iii) making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities; (iv) incurring, increasing or guaranteeing any debt; or (v) repurchasing any Camco stock. The Camco Agreement also requires Camco to develop a capital plan and submit it to the Federal Reserve for approval.
          The Bank Agreement requires Advantage, within specified timeframes, to, among other things,: (i) retain an independent advisor to assess Advantage’s management and staffing needs and submit a management plan; (ii) add two independent directors to Advantage’s Board; (iii) increase its Tier 1 risk based capital to 8%; (iv) seek regulatory approval prior to declaring or paying any cash dividend; (v) enhance its risk management of Advantage’s overall risk exposures; (vi) adopt and implement plans to reduce its classified assets and loan concentrations; and (vii) develop a strategic plan, profit plan and budget. As a result of the Bank Agreement, Advantage is disqualified as a public depository under Ohio law and will incur higher premiums for FDIC insurance of its accounts.
          In addition to the limitations and requirements described above, under the Camco and Bank Agreements, neither Camco nor Advantage may (i) appoint any new director or senior executive officer or change the responsibilities of any senior executive officer without regulatory approval or (ii) make indemnification or golden parachute payments, as defined in 12 C.F.R. Part 359 without obtaining prior regulatory approval. A material failure to comply with the provisions of either agreement could result in additional enforcement actions by the FDIC, the Ohio Division or the Federal Reserve.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ James E. Huston
James E. Huston,
President and Chief Executive Officer

Date: August 6, 2009

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